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                                                                    EX-99.B(j.1)

                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements", and to the use of our report dated October 15, 2001 relating to the August 31, 2001 financial statements and financial highlights of iShares, Inc. which is incorporated by reference in this Registration Statement (Form N-1A 33-97598) of iShares, Inc.

                                          /s/PricewaterhouseCoopers LLP

                                          PricewaterhouseCoopers LLP

San Francisco, California
December 20, 2001